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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 12, 2004


                                GB HOLDINGS, INC.
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             (Exact name of Registrant as specified in its Charter)


          Delaware                  33-69716                 75-2502293
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         (State or other juris-    (Commission            (IRS Employer
       diction of incorporation)   File Number)           Identification Number)

                            c/o Sands Hotel & Casino
                   Indiana Avenue and Brighton Park, 9th Floor
                         Atlantic City, New Jersey 08401
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               (Address of principal executive office) (Zip Code)

        Registrant's telephone number including area code: (609) 441-4633

                                 Not Applicable
                             -----------------------
         (Former name and former address, as changed since last report)



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ITEM 8.01 OTHER EVENTS

In a press release, dated November 18, 2004, Atlantic Coast Entertainment Holdings, Inc. ("Atlantic"), a Delaware corporation (and a wholly-owned subsidiary of GB Holdings, Inc.), and ACE Gaming, LLC ("ACE"), a New Jersey limited liability company and a wholly-owned subsidiary of Atlantic, announced that Atlantic and ACE entered into a senior secured revolving credit facility providing for working capital loans of up to $10 million, to be used for working capital purposes in the operation of The Sands Hotel and Casino, located in Atlantic City, New Jersey. The loan agreement and the loans thereunder have been designated by the Board of Directors of Atlantic and the Manager of ACE, as Working Capital Indebtedness (as that term is defined in the Indenture, dated as of July 22, 2004, among Atlantic, as issuer, ACE, as guarantor, and Wells Fargo Bank, National Association, as trustee).

The full text of the press release issued by GB Holdings, Inc. on November 18, 2004 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit  Description
99.1*    Press Release dated November 18, 2004.

*Filed herewith.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GB HOLDINGS, INC.


Dated: November 18, 2004            By:  /s/ Patricia M. Wild
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                                         Name: Patricia M. Wild
                                         Title: Vice President, General Counsel
                                                and Secretary